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                                                                   Exhibit 10.16

                                  GRAFTECH INC.
                     OUTSIDE DIRECTOR EQUITY INCENTIVE PLAN


                       NONQUALIFIED STOCK OPTION AGREEMENT


            NONQUALIFIED STOCK OPTION AGREEMENT (this "Option Agreement")
between Graftech Inc. (the "Corporation") and           (the "Participant"),
dated as of the effective date of the registration statement filed by the Corporation with the Securities and Exchange Commission in connection with the initial public offering of shares of common stock of the Corporation (the "Grant Date"). Notwithstanding anything contained herein to the contrary, this Option Agreement shall become null and void if such effective date does not occur before September 30, 2000 or the closing of such offering does not occur within 30 days after such effective date.

                                   BACKGROUND

            The Board of Directors of the Corporation has determined that it would be in the best interests of the Corporation and its stockholders to adopt, and accordingly has adopted, the Graftech Inc. Outside Director Equity Incentive Plan (the "Plan"), a copy of which has been furnished to the Participant, to provide incentives to outside directors of the Corporation by providing them with opportunities to purchase shares of common stock of the Corporation. Pursuant thereto, the options provided herein have been granted to the Participant.

            In consideration of the agreements contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:


                                   ARTICLE I

                                DEFINITIONS; PLAN

            Unless otherwise indicated, whenever capitalized terms are used in this Option Agreement, they shall have the meanings set forth in the Plan as in effect on the Grant Date (but as amended thereafter to the extent such amendments are applicable hereto pursuant to the terms thereof). The Plan as in effect on the Grant Date (but as amended thereafter to the extent such amendments are applicable hereto pursuant to the terms thereof) is hereby incorporated by reference.

                                   ARTICLE II

                                GRANT OF OPTIONS

2.1 Grant of Options. The Participant is hereby granted Options representing the right to purchase ________ shares of Common Stock on the terms and subject to the conditions specified herein. Unless otherwise indicated herein, references herein to "Options" mean the Options granted hereby and referenced herein to "Option Shares" mean the shares of Common Stock which may be purchased upon exercise of Options.
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2.2 Exercise Price. The Exercise Price of the Options is $ ______ per share
(i.e., the Fair Market Value of the Common Stock on the Grant Date).

                                  ARTICLE III

                            EXERCISABILITY OF OPTIONS

            Options shall vest upon the earliest to occur of the events described in Sections 3.1, 3.2 or 3.3, but subject to the limitations set forth in Section 3.5, and shall become exercisable as described in Section 3.4:

      3.1 Vesting upon Change in Control. If not sooner vested, all Options shall vest upon the occurrence of a Change in Control of the Corporation.

      3.2 Time Vesting. Options as to all of the Option Shares shall vest on the earlier of: (i) the third anniversary of the Grant Date; or (ii) immediately after UCAR ceases to own or hold, directly or indirectly, a majority of the then outstanding shares of Common Stock, but in any event not earlier than the first anniversary of the Grant Date.

      3.3 Discretionary Vesting. The Committee or the Board may, in its sole discretion, accelerate the vesting of any or all Options at any time and for any reason so long as the prior written consent of UCAR shall have been obtained (if so required by the Plan).

      3.4 Exerciseability. Options shall become exercisable as to the Option Shares as to which they are vested at the time they first vest and shall cease to be exercisable at the time they expire as provided in Article V.

      3.5 Effect of Termination as a Director on Vesting and Exercisability. Unless otherwise determined by the Board or the Committee, unvested Options shall cease to vest, shall cease to be exercisable and shall expire upon the first to occur of: (i) the Participant ceasing to be a director of the Corporation for any reason; or (ii) expiration of the Options as provided in
Article V.

                                   ARTICLE IV

                               EXERCISE OF OPTIONS

      4.1 Person Who Can Exercise. Options may only be exercised by the Participant or a Permitted Transferee, except that, in the event of his Disability, Options may be exercised by his legal guardian or legal representative and, in the event of his death, Options may be exercised by the executor or administrator of his estate or the person to whom his rights under the Options pass by will or the laws of descent and distribution.

      4.2 Procedure for Exercise. Vested Options may be exercised in whole or in part with respect to any portion thereof that is exercisable. To exercise an Option, the Participant (or such other person who shall be permitted to exercise the Option as set forth in Section 4.1) must complete, sign and deliver to the Corporation a written notice of exercise (in the form provided by the Corporation) together with payment in full of the Exercise Price multiplied by the number



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of Option Shares with respect to which the Option is exercised. Payment of the
Exercise Price shall be made in: (i) cash (including check, bank draft or money order); (ii) whole shares of Common Stock; or (iii) combination of cash and whole shares of Common Stock. The value of any share of Common Stock delivered in payment of the Exercise Price shall be its Fair Market Value on the date the Option is exercised. The Option shall be deemed exercised only upon satisfaction of all conditions set forth herein and in the written notice of exercise.

            In lieu of paying the Exercise Price, upon the Participant's (or such other person's) request, with the Committee's or the Board's consent (which may or may not be given in its sole discretion), the Corporation shall deliver to the Participant upon such exercise a number of shares of Common Stock equal to (A) divided by (B) where (A) is the excess of (i) the Fair Market Value of a share of Common Stock, over (ii) the Exercise Price, multiplied by (iii) the number of shares for which the Option is being exercised, and (B) the Fair Market Value of a share of Common Stock.

      4.3 Conditional Exercise in Contemplation of Accelerated Vesting. In contemplation of an Acceleration Event, the Participant (or such other person who shall be permitted to exercise Options as set forth in Section 4.1) may conditionally exercise, at least 30 days prior to such Acceleration Event, all or a portion of the Options which are exercisable and which will become exercisable upon such Acceleration Event. Such conditional exercise shall become null and void if such Acceleration Event does not occur within six (6) months following the date of such conditional exercise. A conditional exercise shall become binding upon the Participant (or such other person) and such Participant (or such other person) shall become obligated to pay the Exercise Price therefor upon the occurrence of such Acceleration Event.

      4.4 Limited Stock Appreciation Right. Upon the request of the Participant (or such other Person who shall be permitted to exercise Options as set forth in Section 4.1), the Corporation may, in its sole discretion, cancel any Option (in whole or in part) and pay the Participant the excess of the (i) the Fair Market Value of a share of Common Stock, over (ii) the Exercise Price, multiplied by
(iii) the number of Option Shares subject to the Option which is being cancelled (the "Cancellation Amount"); provided, however, that, coincident with any transaction which is reasonably likely to result in a Change in Control of the Corporation, the Corporation may, in its sole discretion, without the Participant's consent, cancel any Option (in whole or in part) and pay the Participant the Cancellation Amount.

                                   ARTICLE V

                              EXPIRATION OF OPTIONS

      5.1 Expiration. Options shall expire at 5:00 p.m., Eastern Standard or Daylight Savings Time (whichever is then in effect), on the tenth anniversary of the Grant Date.

      5.2 Earlier Expiration. Notwithstanding Section 5.1, Options shall expire as provided in Section 3.5 and shall also expire four years following the date on which the Participant ceases to be a director for any reason.



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                                   ARTICLE VI

                                  MISCELLANEOUS

      6.1 Options Not Transferable. Options may not be transferred (which includes pledge, assign, hypothecate or other disposition) by the Participant, except: (i) by will or laws of descent and distribution; (ii) pursuant to a Qualified Domestics Relation Order (as defined in Section 414(p) of the Code); or (iii) to a Permitted Transferee. Any attempt to effect a transfer of Options that is not otherwise permitted by the Board, the Committee, the Plan or this Option Agreement shall be null and void.

      6.2 Adjustments. Upon the occurrence of any stock split or reverse stock split, stock dividend, stock exchange, recapitalization, merger, consolidation, business combination or other major corporate change, or in the event of any special distribution to stockholders, the number and/or kind of Option Shares and/or the Exercise Price shall be adjusted in accordance with the provisions of the Plan.

      6.3 Notices. All notices, requests and demands to or upon a party must, to be effective, be given in writing and shall be deemed to have been duly given when delivered by hand or three days after deposited in the mail, postage prepaid, or, in the case of facsimile notice, when received, addressed as follows or to such other address of which the transmitting party shall have been duly notified hereunder:

            (a) If to the Corporation, to the following address:

                  Graftech Inc.


                  Attn:
                  Facsimile:

            (b) If to the Participant, to the address or facsimile number as shown on the signature page hereto.

      6.4 No Right as Stockholder. The Participant shall not have any rights or privileges of a stockholder of the Corporation with respect to any Option Shares subject to (but not acquired upon valid exercise of) Options, nor shall the Corporation have any obligation to pay any dividends or distributions, give any stockholder notices or afford any other rights to which a holder of shares of Common Stock is entitled to the Participant with respect to Option Shares, until the due exercise of the Options relating to such Option Shares.

      6.5 No Right to Continued Service. Nothing in this Option Agreement shall confer upon the Participant the right to continue service as a member of the Board or to be entitled to any remuneration or benefits not set forth in the Plan or this Option Agreement.

      6.6 Amendment. Except as otherwise provided in the Plan, this Option Agreement may be amended only by a writing executed by the parties which specifically states that it is amending this Option Agreement.


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      6.7 Governing Law. Without limiting the provisions of the Plan, jurisdiction over disputes with regard to the validity, construction and effect of this Option Agreement, and all actions taken or relating to the Option Agreement, shall be vested exclusively in the courts of the State of Delaware, and this Option Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Delaware, other than the conflict of laws provisions of such laws.

      6.8 Construction. Without limiting the provisions of the Plan, the construction of this Option Agreement is vested in the Board or the Committee, and the Board's or the Committee's construction shall be final and conclusive on all persons.

      6.9 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Option Agreement.


            IN WITNESS WHEREOF, this Option Agreement has been executed and delivered by the parties.


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
PARTICIPANT                             GRAFTECH INC.

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Name:                                   Name:

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                                        Title:
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Address:

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Phone:

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Facsimile:
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